Exhibit 3.750
00024
ARTICLES OF INCORPORATION
RCS, INC.

Date Paid	[ILLEGIBLE]
Initial License Fee	$.50
Franchise Fee	$25.00
Filing Fee	$75.00

$100.50

Clerk
TO: Secretary of State, Springfield, Illinois
The undersigned incorporator, Clifford C. Emons, of 105 North State Street, Jerseyville, Illinois 62052, being a natural person of the age of twenty-one years or more for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE	The name of the Corporation is: RCS, Inc.

ARTICLE TWO	The name and address of the initial registered agent and registered office are:

Registered Agent:	Pamela Shourd

Registered Office:	R. R. #3
Jerseyville, Jersey County,
Illinois 62052

ARTICLE THREE	The duration of the corporation is perpetual.

ARTICLE FOUR	The purpose for which the corporation is engaged are:

To own and operate a landfill within the County of Jersey, State of Illinois, also to buy, lease, acquire, own, hold, sell, let, or otherwise dispose of property of all kinds, both real and personal, that may be necessary, incident, or convenient to the carrying on of said business.

To employ any persons for the purpose of the business.

To generally acquire, hold, manage and dispose of property of every kind and nature pertaining to such business, and to do everything necessary and proper to the conduct of said business.

To do each and every thing lawful, necessary, or suitable, or proper for the accomplishment of any

00025

of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to, or expedient for the protection or benefit of this corporation.

ARTICLE FIVE	Paragraph 1: The number of shares which the corporation shall be authorized to issue, itemized by class, series and par value, if any, is

	Par Value	Number of
Class Series	per share	shares authorized
Common	$1.00	10,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the share of each class are: None

ARTICLE SIX	The number of shares which the corporation proposed to issue without further report to the Secretary of State, itemized by class, series, and par value, if any, and the consideration to be received by the corporation therefor are:

			Total
		Number of	Consideration
	Par Value	shares to	to be received
Class Series	per share	be issued	therefor
Common	$1.00	1000	$1,000.00

		Total:	$1,000.00

ARTICLE SEVEN	The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT	The number of directors to be elected at the first meeting of the shareholders is three (3).

ARTICLE NINE	All the property of the corporation is to be located in this State and all of its business is to be tranacted at or from places of business in this State, or the incorporator elects to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.

00026
I, the incorporator, declare that I have examined the foregoing Articles of Incorporation and that the statements contained therein are, to the best of my knowledge and belief, true, correct and complete.
Executed this 12th day of October, 1990.

	Signatures and Names	Post Office Addresses

1.	/s/ Clifford C. Emons	105 N. State Street
Street

	Clifford C. Emons	Jerseyville, IL 62052
Name		City State Zip

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF JERSEY	)
     I, the undersigned, a Notary Public in and for the said County and State aforesaid, do hereby certify that Clifford C. Emons, personally known to me to be the same person whose name is subscribed to the within instrument of writing, appeared before me this day in person, and acknowledged that he signed the same as his free and voluntary act for the uses and purposes therein set forth.
     Given under my hand and Notarial Seal this 12th day of October, A.D. 1990.

OFFICIAL SEAL MARY C. ERWIN	/s/ Mary C. Erwin NOTARY PUBLIC
NOTARY PUBLIC, STATE OF ILLINOIS
My Commission Expires 4/21/93

FILED

OCT 16 1990

lllinois Secretary of State